FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2007

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 2, 2007, the McDonald-Zeamer Insurance Agency, Inc. entered into an agreement to sell the insurance book of business and some office equipment to Associates Insurance Agency, Ltd. for $500,000. The transaction closed on January 5, 2007. As part of the agreement, McDonald-Zeamer Insurance Agency, Inc. shall not engage in the insurance business for a period of three years.

The current owners of Associates Insurance Agency, Ltd. do not have a material relationship, other than in respect of this transaction, with Denmark Bancshares, Inc. or any director or officer of Denmark Bancshares, Inc. Marvin O. Zeamer, President of McDonald-Zeamer Insurance Agency, Inc. will become a part owner of Associates Insurance Agency, Ltd. Leland J. McDonald, Vice President of McDonald Zeamer Insurance Agency, Inc. will become an employee of Associates Insurance Agency, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: January 5, 2007	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer